As filed with the Securities and Exchange Commission on December 1, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MCGRAW-HILL COMPANIES, INC.

(Exact name of issuer as specified in its charter)

NEW YORK	13-1026995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1221 AVENUE OF AMERICAS

NEW YORK, NEW YORK 10020

(Address of Principal Executive Offices)

The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries

and

Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees

(Full Title of the Plan(s))

KENNETH M. VITTOR, ESQ.

Executive Vice President and General Counsel

The McGraw-Hill Companies, Inc.

1221 Avenue of the Americas

New York, New York 10020

(Name and address of agent for service)

(212) 512-2564

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☑ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock of the McGraw-Hill Companies, Inc., par value $1.00 per share	11,000,000	$34.19	$376,090,000	$26,816

[1]

The 11,000,000 shares registered hereunder are allocated to each of the Plans as follows: The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries – 10,450,000 shares; Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees – 550,000 shares. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

[2]

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 as follows: on the basis of the average of the high and low trading prices of the Common Stock of The McGraw-Hill Companies, Inc. as reported on the New York Stock Exchange Composite Transactions as of a date (November 29, 2010) within five (5) business days prior to the filing of this Registration Statement, namely $34.19.

PART I

INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 have previously been, or will be, sent or given to Participants in The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries and the Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees (the “Plans”) as specified by Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by The McGraw Hill Companies, Inc., a New York corporation (the “Registrant”), with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 24, 2010;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, filed with the Commission on April 28, 2010, July 23, 2010 and October 29, 2010, respectively;

(c) the Registrant’s Current Reports on Form 8-K that were filed with the Commission on January 26, 2010, April 27, 2010, April 30, 2010, May 25, 2010, July 23, 2010, August 2, 2010, October 26, 2010, November 1, 2010 and November 15, 2010;

(d) the description of the Registrant’s Common Stock contained in the Registrant’s Restated Certificate of Incorporation, incorporated by reference from Registrant’s Form 8-K filed with the Commission on May 25, 2010;

(e) the Plans’ Annual Reports for the fiscal year ended December 31, 2009, incorporated by reference from Registrant’s Form 11-K filed with the Commission on June 29, 2010; and

(f) all other reports filed by the Registrant or the Plans pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.

All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all the Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable, as Registrant’s Common Stock is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The New York Business Corporation Law provides for indemnification of the Registrant’s officers and directors, who are also covered by certain liability insurance policies maintained by the Registrant. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its executive officers. The Registrant’s Restated Certificate of Incorporation eliminates the liability of the Registrant’s directors to the maximum extent permitted by the New York Business Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable

Item 8.	Exhibits

Exhibit No.	Description

3.1	Registrant’s Restated Certificate of Incorporation, incorporated by reference from Registrant’s Form 8-K filed with the Commission on May 25, 2010

3.2	Registrant’s By-Laws, incorporated by reference from Registrant’s Form 8-K filed with the Commission on November 1, 2010

4.1	The Plans’ Annual Reports for the fiscal year ended December 31, 2009, incorporated by reference from Registrant’s Form 11-K filed with the Commission on June 29, 2010

23.1	Consent of Ernst & Young LLP, Registrant’s Independent Registered Public Accounting Firm*

24.1	Power of Attorney*

*	Filed herewith

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

(iv)	to submit or has already submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if this Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of December, 2010.

THE MCGRAW-HILL COMPANIES, INC.

By:	/S/ HAROLD W. MCGRAW III
Harold W. McGraw III (Chairman, President and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ HAROLD W. MCGRAW III Harold W. McGraw III	Chairman, President, Chief Executive Officer and Director	December 1, 2010

/S/ ROBERT J. BAHASH Robert J. Bahash	Executive Vice President and Chief Financial Officer	December 1, 2010

/S/ EMMANUEL N. KORAKIS Emmanuel N. Korakis	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 1, 2010

*Pedro Aspe	Director	December 1, 2010

*Winfried F.W. Bischoff	Director	December 1, 2010

*Douglas N. Daft	Director	December 1, 2010

*Linda Koch Lorimer	Director	December 1, 2010

*Robert P. McGraw	Director	December 1, 2010

Hilda Ochoa-Brillembourg	Director	December 1, 2010

*Michael Rake	Director	December 1, 2010

*Edward B. Rust, Jr.	Director	December 1, 2010

*Kurt L. Schmoke	Director	December 1, 2010

*Sidney Taurel	Director	December 1, 2010

*By:	/S/ KENNETH M. VITTOR
Kenneth M. Vittor (Attorney-in-Fact)

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of December, 2010.

THE 401(k) SAVINGS AND PROFIT SHARING PLAN OF THE MCGRAW-HILL COMPANIES, INC. AND ITS SUBSIDIARIES

By:	/S/ MARILYN MARTIN
Marilyn Martin Vice President, Employee Benefits and Plan Administrator

STANDARD & POOR’S 401(k) SAVINGS AND PROFIT SHARING PLAN FOR REPRESENTED EMPLOYEES

By:	/S/ MARILYN MARTIN
Marilyn Martin Vice President, Employee Benefits and Plan Administrator

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Registrant’s Restated Certificate of Incorporation, incorporated by reference from Registrant’s Form 8-K filed with the Commission on May 25, 2010

3.2	Registrant’s By-Laws, incorporated by reference from Registrant’s Form 8-K filed with the Commission on November 1, 2010

4.1	The Plans’ Annual Reports for the fiscal year ended December 31, 2009, incorporated by reference from Registrant’s Form 11-K filed with the Commission on June 29, 2010

23.1	Consent of Ernst & Young LLP, Registrant’s Independent Registered Public Accounting Firm*

24.1	Power of Attorney*

*	Filed herewith